UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 2, 2012

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 2, 2012, Celadon Group, Inc., a Delaware corporation (the "Company"), was notified by the New York Stock Exchange (“NYSE”) that (i) the Company did not properly disclose in its 2011 Proxy Statement the method of communication of non-stockholder interested parties with non-management directors pursuant to Section 303A.03 of the NYSE Listed Company Manual, and (ii) the Company had not adopted corporate governance guidelines pursuant to Section 303A.09 of the NYSE Listed Company Manual.

The Company provides a method for non-stockholder interested parties to communicate directly with its non-management directors in accordance with Section 303A.03 of the NYSE Listed Company Manual.  Any person wishing to contact the Company's non-management directors may contact these directors through Michael Miller, the Company's presiding non-management director, at mmiller@celadongroup.com.

The Company has now adopted corporate governance guidelines in accordance with Section 303A.09 of the NYSE Listed Company Manual.  A copy of the corporate governance guidelines is available free of charge on the Investors section of the Company's corporate website at http://www.celadontrucking.com.

In order to cure these disclosure deficiencies, the Company is providing the required disclosure in this Current Report on Form 8-K.  The Company will include such disclosures in future proxy statements in accordance with the NYSE Listed Company Manual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: March 8, 2012	By:	/s/ Paul Will
Paul Will President and Chief Operating Officer

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